UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2018
CHAPARRAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38602	73-1590941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, OK	73114
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (405) 478-8770
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03.	Material Modification of Rights of Security Holders.

On December 19, 2018, all outstanding shares of Class B common stock, par value $0.01 per share (the “Class B Common Stock”), converted into the same number of shares of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), pursuant to the terms of the Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of Chaparral Energy, Inc. (the “Company”). Each share of Class B Common Stock that was converted has been retired by the Company and is not available for reissuance.

The conversion occurred pursuant to Article IV, Section 2(g) of the Certificate of Incorporation, which provided that each one share of outstanding Class B Common Stock would convert automatically, without any further action by the holder, into one share of Class A Common Stock upon the earlier to occur of the following: (x) December 15, 2018; (y) the occurrence and effectiveness of a redemption in accordance with the terms of the Certificate of Incorporation; and (z) the date a qualified listing occurs with respect to Class A Common Stock in connection with an underwritten takedown or an initial public offering pursuant to an effective Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”).

Also in accordance with Article IV, Section 2(g) of the Certificate of Incorporation, and as required by Section 243 of the Delaware General Corporation Law, on December 18, 2018, the Company filed a certificate with the Secretary of State of the State of Delaware effecting the retirement and cancellation of the shares of Class B Common Stock that were issued but not outstanding following the conversion (the “Certificate of Retirement”).

The conversion had the following effects, among others, on the holders of shares of Class B Common Stock:

Voting Power. The conversion had no impact on the voting power of the holders of shares of Class B Common Stock.

Economic Interests.  The conversion had no impact on the economic interests of holders of shares of Class B Common Stock, including with regard to dividends, liquidation rights, and treatment in connection with a change of control or merger transaction, except that the Class B Common Stock was previously subject to certain redemption provisions. Prior to the conversion, if the Company undertook an underwritten public offering, Class B Common Stock would have been subject to redemption by the Company if there was an insufficient number of shares being offered for sale to successfully consummate an underwritten public offering or create sufficient liquidity for optimal trading of Class A Common Stock. Class A Common Stock does not have such redemption provisions.

Capitalization. The conversion had no impact on the total number of the Company’s issued and outstanding shares of capital stock; the shares of Class B Common Stock converted into an equivalent number of shares of Class A Common Stock. However, the Company’s total number of authorized shares of capital stock was reduced from 205,000,000 to 197,130,071 to account for the elimination of the 7,869,929 shares of Class B Common Stock that were issued prior to the conversion. The Company’s authorized capital stock consists of 180,000,000 shares of Class A Common Stock, 12,130,071 shares of Class B Common Stock and 5,000,000 shares of preferred stock, each with par value $0.01 per share.

The foregoing description of our Class A Common Stock and Class B Common Stock is not complete and is qualified in its entirety by reference to the full text of the Certificate of Retirement, a copy of which is attached as Exhibit 3.1 hereto, and the Certificate of Incorporation, a copy of which is attached as Exhibit 3.2 hereto, which are incorporated by reference into this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The information contained in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.
Following the conversion, the Class A Common Stock will continue to trade on the New York Stock Exchange under the symbol “CHAP” and will maintain the same CUSIP number previously assigned to the Class A Common Stock.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Retirement of 7,869,929 shares of Class B Common Stock.
3.2
Third Amended and Restated Certificate of Incorporation of Chaparral Energy, Inc., dated as of March 21, 2017 (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on March 27, 2017).

 SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 19, 2018	CHAPARRAL ENERGY, INC.

	By:	/s/ JOSEPH O. EVANS
	Name:	Joseph O. Evans
	Title:	Chief Financial Officer and Executive Vice President